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                                                                    EXHIBIT 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 24, 1995, appearing on page F-52 of Brooke Group Ltd.'s Annual Report, as amended on January 30, 1998, on Form 10-K/A, relating to the consolidated financial statements of New Valley Corporation and its subsidiaries, which is incorporated by reference in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Price Waterhouse LLP
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Price Waterhouse LLP


Morristown, N.J.
January 30, 1998